Exhibit 32.1
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              Commodore Environmental Services, Inc. & Subsidiaries
                    Certification Of Chief Executive Officer
           Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To
                  Section 906 Of The Sarbanes-Oxley Act Of 2002

         In connection with the annual report of Commodore Separation Technologies, Inc. (the "Company") on form 10-KSB for the year ended December 31, 2003, Paul Hannesson hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The annual report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the annual report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:    March 29, 2004


/s/ Paul Hannesson
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Chairman of the Board and Chief Executive Officer